UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2025

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 28, 2025 and our Quarterly Report on Form 10-Q filed on May 2, 2025. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 22, 2025, DiamondRock Hospitality Company (the “Company”), as parent guarantor, DiamondRock Hospitality Limited Partnership, as borrower, and certain subsidiaries of the Company, as guarantors, entered into the Seventh Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders named therein (as amended, the “Credit Facility”). The Credit Facility increased the capacity of the Company’s existing credit facility (the “Prior Facility”) from $1.2 billion to $1.5 billion and extended the Company’s maturity schedule. The Credit Facility provides for a $400.0 million revolving credit facility (the “Revolving Credit Facility”) and three term loan facilities in the aggregate principal amount of $1.1 billion. Wells Fargo Securities, LLC, BofA Securities, Inc., U.S. Bank National Association and TD Bank, N.A. are joint lead arrangers and joint bookrunners of the Credit Facility. KeyBanc Capital Markets, Inc., Regions Capital Markets, a Division of Regions Bank, PNC Capital Markets LLC, Capital One, National Association, BMO Capital Markets Corp., The Huntington National Bank and Truist Securities, Inc. are joint lead arrangers of certain loans under the Credit Facility. The Huntington National Bank and Truist Securities, Inc. are joint bookrunners of a loan under the Credit Facility. Bank of America, N.A., U.S. Bank National Association and TD Bank, N.A. are syndication agents. The Huntington National Bank and Truist Securities, Inc. are syndication agents of a loan under the Credit Facility. KeyBank National Association, Regions Bank, PNC Bank, National Association, BMO Harris Bank, N.A. and Capital One, National Association are documentation agents and Wells Fargo Bank, National Association and PNC Bank, National Association are sustainability structuring agents.

The Revolving Credit Facility matures on January 21, 2030. The Company may extend the maturity date of the Revolving Credit Facility for two additional six-month periods upon the payment of applicable fees and satisfaction of certain standard conditions. The Company also has the right to increase the aggregate capacity of the Credit Facility to $1.8 billion upon the satisfaction of certain standard conditions.

The term loan facilities consist of a $500.0 million term loan that matures on January 3, 2028 (the “Term 1 Loan”), a $300.0 million term loan that matures on January 21, 2030 (the “Term 2 Loan”) and a $300.0 million term loan that matures on January 21, 2029 (the “Term 3 Loan”). The maturity date of the Term 1 Loan and Term 3 Loan may be extended for two additional six-month periods upon the payment of applicable fees and satisfaction of certain standard conditions.

Interest is paid on the periodic advances on the Revolving Credit Facility and amounts outstanding on the term loans at varying rates, based upon SOFR, as defined in the Credit Facility, plus an applicable margin. The applicable margin is unchanged from the Prior Facility and is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Ratio of Net Indebtedness to EBITDA	Applicable Margin for Revolving Loans	Applicable Margin for Term Loans
1	Less than 30%	1.40%	1.35%
2	Greater than or equal to 30% but less than 35%	1.45%	1.40%
3	Greater than or equal to 35% but less than 40%	1.50%	1.45%
4	Greater than or equal to 40% but less than 45%	1.60%	1.55%
5	Greater than or equal to 45% but less than 50%	1.80%	1.75%
6	Greater than or equal to 50% but less than 55%	1.95%	1.85%
7	Greater than or equal to 55%	2.25%	2.20%

In addition to the interest payable on borrowings under the Credit Facility, the Company is required to pay an amount equal to 0.20% of the unused portion of the Revolving Credit Facility if the average usage of the Revolving Credit Facility is greater than or equal to 50%, and 0.25% if the average usage of the Revolving Credit Facility is less than 50%.

The Credit Facility contains various corporate financial covenants, which are unchanged from the Prior Facility. A summary of the most restrictive covenants is as follows:

Covenant
Maximum leverage ratio	60%
Minimum fixed charge coverage ratio	1.50x
Secured Indebtedness	Less than 45% of Total Asset Value
Unencumbered Leverage Ratio	60%
Unencumbered Implied Debt Service Coverage Ratio	1.20x

The Credit Facility contains customary representations, financial and other affirmative and negative covenants, events of default and remedies for this type of facility. Any failure to comply with the financial and operating covenants of the Credit Facility would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

The $300.0 million upsizing of the Credit Facility fully funds the repayment of the Company’s three mortgage loans that matured or will mature in 2025. The mortgage loans secured by the Worthington Renaissance Fort Worth Hotel and the Hotel Clio, which together had a principal balance totaling approximately $125.0 million, were repaid on their respective maturity dates in May 2025 and July 2025 prior to the closing of the Credit Facility. The Company intends to prepay the $166.6 million mortgage loan secured by the Westin Boston Seaport District in September 2025. Following this repayment, the Company will have no debt maturities until January 2028 and its portfolio will be fully unencumbered by secured debt.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Facility which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 22, 2025, the Company issued a press release announcing the closing of the Credit Facility. A copy of that press release is furnished as Exhibit 99.1 to this report.

The information contained in the press release as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description

10.1	Seventh Amended and Restated Credit Agreement, dated as of July 22, 2025
99.1	Press Release, dated July 23, 2025
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: July 23, 2025	By:	/s/ Briony R. Quinn
Briony R. Quinn
Executive Vice President, Chief Financial Officer and Treasurer